==========================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 14, 1998

                           COLTEC INDUSTRIES INC
           (Exact name of registrant as specified in its charter)
                             -----------------

       Pennsylvania                    1-7568                 13-1846375
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                   Identification Number)


                             3 Coliseum Centre
                           2550 West Tyvola Road
                      Charlotte, North Carolina 28217
            (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code: (704) 423-7000

                                    N/A
       (Former name or former address, if changed since last report)


==========================================================================

ITEM 5.  OTHER EVENTS

On December 14, 1998, Coltec Industries Inc ("Coltec") received a letter (the "Crane Letter") dated as of such date from Crane Co. ("Crane"), in which Crane alleges certain breach of contract claims arising in connection with Coltec's announced business combination transaction with The B.F.Goodrich Company ("BFGoodrich") and notifying Coltec that Crane had filed a lawsuit against Coltec and BFGoodrich in respect of these claims. On December 17, 1998, Coltec sent a letter dated as of such date (the "Coltec Letter") to Crane in response to the Crane Letter stating that Crane's claims are without merit, that Coltec will vigorously defend against Crane's lawsuit and that the Board of Directors of Coltec had reaffirmed its belief that the BFGoodrich transaction is in the best interests of Coltec, its shareholders and other constituencies. On December 17, 1998, Coltec also made the Coltec Letter available to the public by issuing a press release including the text of the Coltec Letter. Reference is made to Exhibit 99.1 hereto, which is a copy of the Crane Letter, and
Exhibit 99.2 hereto, which is a copy of the Coltec Letter, each of which is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (a)   Financial Statements

               None.

         (b)   Pro Forma Financial Information

               None.

         (c)   Exhibits

               Exhibit


               99.1 Letter, dated December 14, 1998, from R.S. Evans,
                    Chairman and Chief Executive Officer of Crane Co., to the Board of Directors of Coltec Industries Inc.

               99.2 Letter, dated December 17, 1998, from John W. Guffey,
                    Jr., Chairman and Chief Executive Officer of Coltec Industries Inc, to R.S. Evans, Chairman and Chief Executive Officer of Crane Co.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COLTEC INDUSTRIES INC
                                   (Registrant)



Date: December 21, 1998            By: /S/ Robert J. Tubbs
                                      ---------------------------------
                                      Robert J. Tubbs
                                      Executive Vice President, General
                                      Counsel and Secretary